Exhibit 99.1

UMB Financial Corporation	News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

UMB Financial Corporation Reports Fourth Quarter and

Full-Year 2015 Results

Selected highlights:

•	Loans at December 31, 2015, increased 26.3 percent to $9.4 billion with legacy UMB loans having increased 13.2 percent to $8.4 billion compared to December 31, 2014

•	Total deposits at December 31, 2015, increased 10.8 percent to $15.1 billion with legacy UMB deposits having increased 5.0 percent to $14.3 billion compared to December 31, 2014

•	Fourth quarter 2015 earnings were $29.6 million, or $0.60 per diluted share, an increase of $2.7 million compared to fourth quarter 2014 earnings

•	Full-year 2015 earnings were $116.1 million, or $2.44 per diluted share, a decrease of $4.6 million compared to full-year 2014 earnings

•	Common equity Tier 1 capital ratio remains strong at 11.70 percent

KANSAS CITY, Mo. (January 26, 2016) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended December 31, 2015, of $29.6 million or $0.61 per share ($0.60 diluted). This is an increase of $2.7 million, or 10.0 percent, compared to fourth quarter 2014 earnings of $26.9 million or $0.60 per share ($0.59 diluted). Earnings for the year ended December 31, 2015, were $116.1 million or $2.46 per share ($2.44 diluted) or a decrease of $4.6 million, or 3.8 percent, compared to the prior year-end earnings of $120.7 million or $2.69 per share ($2.65 diluted).

The company is introducing the non-GAAP financial measure of net operating income to facilitate the evaluation of its fundamental operating performance. Net operating income, which is reconciled to earnings (GAAP net income) later in this release, excludes (net of tax) the contingency reserve expense related to an acquisition, fair value adjustments to contingent consideration for acquisitions, expenses related to an acquisition, and non-acquisition severance expense. Net operating income for the fourth quarter 2015 was $34.2 million or $0.70 per share ($0.70 diluted). This is an increase of $6.4 million, or 23.1 percent, compared to fourth quarter 2014 net operating income of $27.8 million or $0.62 per share ($0.61 diluted). Net operating income for the year ended December 31, 2015, was $123.4 million or $2.62 per share ($2.59 diluted) or a decrease of $16.2 million, or 11.6 percent, compared to the prior year-end net operating income of $139.6 million or $3.11 per share ($3.07 diluted).

“2015 was a year of change for UMB, with an increased focus on maximizing efficiencies” said Mariner Kemper, chairman and chief executive officer. “Total loan balances increased 26.3 percent from December 31, 2014 to December 31, 2015. Loans produced by legacy UMB lenders increased 13.2 percent during that period, once again outpacing industry averages. During the year, we implemented several organizational changes, and while we have faced some headwinds, we have a lot to be excited about. We have a long-standing track record of strong loan and deposit growth, and our focus on improving metrics will push more of that momentum to the bottom line.”

Net Interest Income and Margin for the Fourth Quarter 2015

Net interest income for the fourth quarter of 2015 increased $23.5 million, or 25.9 percent, compared to the same period in 2014. Net interest margin increased 24 basis points to 2.76 percent for the three months ended December 31, 2015, compared to the same period in 2014.

Average earning assets increased $2.2 billion, or 14.7 percent, compared to the fourth quarter of 2014. This increase was largely due to an increase in average loans of $1.9 billion, or 25.7 percent, and an increase in average total securities, including trading securities, of $217.6 million, or 3.0 percent. The acquisition of Marquette Financial Companies (Marquette) added earning assets with an acquired value of $1.3 billion on May 31, 2015. Acquired Marquette loans and loans originated through the legacy Marquette channels had an actual balance at December 31, 2015 of $1.0 billion.

Noninterest Income and Expense for the Fourth Quarter 2015

Noninterest income decreased $2.6 million, or 2.3 percent, for the three months ended December 31, 2015, compared to the same period in 2014. This decrease is primarily attributable to a decrease in trust and securities processing income of $6.9 million, or 10.0 percent, driven by a $7.9 million, or 41.6 percent, decrease in advisory fee income from the Scout Funds. Equity earnings on alternative investments had an unrealized loss of $5.2 million at December 31, 2015 compared to an unrealized loss of $4.5 million at December 31, 2014. This is a year-over-year change of $0.7 million, or 15.6 percent. Gains on sales of securities increased $1.9 million, and other noninterest income increased $1.5 million, compared to the same period in 2014. The increase in other noninterest income was driven by $1.8 million of income generated from bank-owned life insurance investments purchased in 2015.

Noninterest expense increased $15.7 million, or 9.4 percent, for the three months ended December 31, 2015, compared to the same period in 2014. Salaries and employee benefits expense increased $13.5 million, or 15.0 percent, compared to the same period in 2014, due to an increase in salaries and wages of $8.0 million, or 13.8 percent, an increase in bonus and commission expense of $4.0 million, or 20.6 percent, and an increase in employee benefits expense of $1.5 million, or 11.9 percent. Included in the increase of salaries and employee benefits is $9.0 million of Marquette salaries and benefits, including $0.6 million in Marquette-related severance, and $3.3 million of non-Marquette severance.

Equipment expense increased $2.1 million, or 14.4 percent, compared to the same period in 2014, due to increased computer and hardware costs related to investments for regulatory requirements, cyber security and the ongoing modernization of our core systems. Occupancy expenses increased $1.5 million, or 14.3 percent, and other noninterest expense increased $1.5 million, or 29.8 percent, compared to the same period in 2014. The increase in other noninterest expense was driven by a $1.3 million increase in fair value adjustments on contingent consideration for acquisitions. Supplies and postage decreased $1.1 million, or 20.8 percent, and bankcard expenses decreased $1.5 million, or 22.2 percent, compared to the same period in 2014.

Total acquisition expenses recognized in noninterest expense during the fourth quarter of 2015 totaled $3.4 million primarily related to $0.6 million of severance expense included in salaries and employee benefits and $2.0 million of consulting expense related to core system conversions projects. Total acquisition expenses for the same period in 2014 were $1.9 million, or a comparable quarterly period increase of $1.5 million or 76.5 percent.

Balance Sheet for the Fourth Quarter 2015

Average total assets for the three months ended December 31, 2015 were $18.8 billion compared to $16.2 billion for the same period in 2014, an increase of $2.5 billion, or 15.6 percent. Average earning assets increased $2.2 billion for the period, or 14.7 percent.

Average loan balances for the three months ended December 31, 2015, increased $1.9 billion, or 25.7 percent, to $9.2 billion compared to the same period in 2014. Actual loan balances on December 31, 2015, were $9.4 billion, an increase of $2.0 billion, or 26.3 percent, compared to December 31, 2014. The overall actual loan increase at December 31, 2015 was driven by a $796.5 million, or 42.7 percent, increase in commercial real estate loans, a $391.7 million, or 10.3 percent, increase in commercial loans, a $219.2 million, or 100.0 percent, increase in asset-based loans, a $172.4 million, or 53.9 percent, increase in residential real estate loans, a $160.6 million, or 62.7 percent, increase in construction real estate loans, and a $90.7 million, or 100.0 percent, increase in factoring loans.

A significant driver in the increase in loans was the acquisition of Marquette and its loan portfolio. These acquired Marquette loans and loans originated through the legacy Marquette channels had an actual balance at December 31, 2015 of $1.0 billion. This total includes $325.2 million in commercial real estate loans, $219.2 million in asset-based loans, $111.8 million in construction real estate loans, $90.7 million in factoring loans, $99.6 million in commercial loans, and $99.4 million in residential real estate loans. The remaining increase in loans of $1.0 billion compared to December 31, 2014 is comprised of loans originated through the legacy UMB channels. This increase was primarily driven by an increase in commercial real estate loans of $471.3 million and an increase in commercial loans of $292.1 million.

Nonperforming loans increased to $61.2 million on December 31, 2015, from $27.4 million on December 31, 2014. Nonperforming loans are defined as nonaccrual loans and restructured loans. As a percentage of loans, nonperforming loans increased to 0.65 percent at December 31, 2015, compared to 0.37 percent on December 31, 2014. The company’s allowance for loan losses totaled $81.1 million, or 0.86 percent of loans, at December 31, 2015, compared to $76.1 million, or 1.02 percent of loans, at December 31, 2014.

For the three months ended December 31, 2015, average securities, including trading securities, totaled $7.4 billion. This is an increase of $217.6 million, or 3.0 percent, from the same period in 2014.

Average total deposits increased $2.4 billion, or 18.8 percent, to $15.3 billion for the three months ended December 31, 2015, compared to the same period in 2014. Deposit balances from the legacy Marquette channels totaled $798.6 million at December 31, 2015.

Average noninterest-bearing demand deposits increased $1.3 billion, or 24.6 percent, compared to the same period in 2014. Average interest-bearing deposits increased $1.1 billion, or 14.5 percent, compared to the same period in 2014. Total actual deposits as of December 31, 2015, were $15.1 billion, compared to $13.6 billion as of December 31, 2014, a 10.8 percent increase. Additionally, for the three months ended December 31, 2015, average noninterest-bearing demand deposits were 44.1 percent of average total deposits.

As of December 31, 2015, UMB had total shareholders’ equity of $1.9 billion, an increase of 15.2 percent compared to December 31, 2014. This increase is primarily attributable to the common stock issuance associated with the acquisition of Marquette of $179.7 million at May 31, 2015.

Year Ended December 31, 2015

Earnings for the year ended December 31, 2015, were $116.1 million or $2.46 per share ($2.44 diluted). This is a decrease of $4.6 million, or 3.8 percent, compared to the prior year-end earnings of $120.7 million or $2.69 per share ($2.65 diluted).

Net interest income for the year ended December 31, 2015, increased $62.0 million, or 17.7 percent, compared to the same period in 2014. Average earning assets increased $1.6 billion, or 10.6 percent, compared to the same period in 2014. This increase was due primarily to a $1.4 billion, or 20.8 percent, increase in average loans. Net interest margin increased 15 basis points to 2.64 percent, compared to the same period in 2014.

Noninterest income decreased $32.2 million, or 6.5 percent, to $466.5 million for the year ended December 31, 2015, compared to the same period in 2014. The decrease in noninterest income was primarily driven by decreased trust and securities processing income of $26.0 million, or 9.0 percent. The decrease in trust and securities processing income was primarily due to a $35.6 million, or 38.9 percent, decrease in advisory fee income from the Scout Funds, partially offset by a $5.3 million, or 5.5 percent, increase in fees related to institutional and personal investment management services, and a $2.9 million, or 3.3 percent, increase in fund administration and custody services. Equity earnings on alternative investments had an unrealized loss of $12.2 million at December 31, 2015 compared to an unrealized gain of $4.0 million at December 31, 2014, resulting in a year-over-year decrease of $16.2 million. These decreases in noninterest income were partially offset by an increase in gains on sales of securities of $6.3 million for the year ended December 31, 2015 compared to December 31, 2014.

Noninterest expense increased $38.1 million, or 5.7 percent, for the year ended December 31, 2015, compared to the same period in 2014. This increase was driven by an increase in salaries and employee benefits expense of $47.9 million, or 13.4 percent, an increase in equipment expense of $9.9 million, or 18.5 percent, and an increase in legal and consulting expense of $6.0 million, or 29.3 percent. These increases were partially offset by a $20.3 million contingency reserve recorded for the year ended December 31, 2014. Marquette salaries and employee benefits expense, including $2.4 million of Marquette-related severance, totaled $23.2 million and non-Marquette severance totaled $4.6 million for the year ended December 31, 2015.

Total acquisition expenses recognized in noninterest expense were $9.8 million during the year-ended December 31, 2015, compared to $1.9 million during the year-ended December 31, 2014.

Efficiency Initiatives

In 2015, the company announced efficiency initiatives with cost savings expected to be recognized as follows: $6.8 million in 2015, $22.6 million in 2016, and annualized savings of $32.9 million in 2017 and beyond. As an update, we recognized $9.5 million of these cost savings in 2015 and now expect to recognize $21.1 million in 2016 and annualized savings of $32.9 million beginning in 2017.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.245 per share quarterly cash dividend, payable on April 1, 2016, to shareholders of record at the close of business on March 10, 2016.

Conference Call

The company plans to host a conference call to discuss its 2015 fourth quarter and full-year 2015 earnings results on January 27, 2016 at 8:30 a.m. (CT). Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 4Q 2015 Conference Call

A replay of the conference call may be heard through February 10, 2016, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10078224. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information using net operating income, operating earnings per share (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA) ,operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense and operating efficiency ratio—and the comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the after-tax impact of excluding the following: (i) the contingency reserve expense related to the acquisition of Prairie Capital Management, LLC, (ii) fair value adjustments to contingent consideration for the acquisitions of Prairie Capital Management, LLC and Reams Asset Management Company, (iii) expenses related to the acquisition of Marquette Financial Companies, and (iv) non-acquisition severance expense. Operating EPS (basic and diluted) is calculated as net operating income, divided by the company’s average number of shares outstanding (basic and diluted) for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses i-iv above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, less amortization of other intangibles, divided by the company’s tax equivalent net interest income plus noninterest income less gains on sales of securities available for sale.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about asset sensitivity. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2014, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income non-GAAP reconciliation:
(unaudited, dollars in thousands, except per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (GAAP)	$29,643	$26,940	$116,073	$120,655
Adjustments (net of tax):
Contingency reserve expense (i)	—	—	—	12,974
Fair value adjustments on contingent consideration (ii)	300	(543)	(1,925)	4,264
Acquisition expenses (iii)	2,193	1,243	6,293	1,243
Non-acquisition severance expense (iv)	2,098	181	2,919	465

Total Non-GAAP adjustments (net of tax)	4,591	881	7,287	18,946

Net operating income (Non-GAAP)	$34,234	$27,821	$123,360	$139,601

GAAP
Earnings per share - Basic	$0.61	$0.60	$2.46	$2.69
Earnings per share - Diluted	0.60	0.59	2.44	2.65
Return on average assets	0.63%	0.66%	0.65%	0.75%
Return on average equity	6.15%	6.47%	6.43%	7.54%

Non-GAAP
Operating earnings per share - Basic	$0.70	$0.62	$2.62	$3.11
Operating earnings per share - Diluted	0.70	0.61	2.59	3.07
Operating return on average assets	0.72%	0.68%	0.69%	0.87%
Operating return on average equity	7.10%	6.68%	6.83%	8.73%

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliation:

(unaudited, dollars in thousands)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Noninterest expense (GAAP)	$182,080	$166,397	$703,736	$665,680
Adjustments (pre-tax):
Contingency reserve expense (i)	—	—	—	20,272
Fair value adjustments on contingent consideration (ii)	469	(848)	(3,008)	6,662
Acquisition expenses (iii)	3,427	1,942	9,833	1,942
Non-acquisition severance expense (iv)	3,278	282	4,561	726

Total Non-GAAP adjustments (pre-tax)	7,174	1,376	11,386	29,602

Operating noninterest expense	174,906	165,021	692,350	636,078

Noninterest expense	182,080	166,397	703,736	665,680
Less: Amortization of other intangibles	3,283	2,974	12,090	12,193

Noninterest expense, net of amortization of other intangibles (numerator A)	178,797	163,423	691,646	653,487

Operating noninterest expense (Non-GAAP)	174,906	165,021	692,350	636,078
Less: Amortization of other intangibles	3,283	2,974	12,090	12,193

Operating expense, net of amortization of other intangibles (numerator B)	171,623	162,047	680,260	623,885

Net interest income (tax equivalent) (v)	120,966	96,200	435,852	371,289
Noninterest income	112,599	115,248	466,454	498,688
Less: Gains on sales of securities available for sale, net	1,998	62	10,402	4,127

Total (denominator A)	231,567	211,386	891,904	865,850

Efficiency ratio (numerator A/denominator A)	77.21%	77.31%	77.55%	75.47%
Operating efficiency ratio (numerator B/denominator A)	74.11%	76.66%	76.27%	72.05%

(i)	Represents the company’s 2014 contingency reserve for the settlement of disputes related to the acquisition of Prairie Capital Management, LLC (PCM).
(ii)	Represents fair value adjustments to contingent consideration for the acquisitions of PCM and Reams Asset Management Company.
(iii)	Represents expenses related to the acquisition of Marquette Financial Companies (MFC).
(iv)	Represents non-acquisition severance expense related to UMB-legacy employees. Severance expense for MFC-legacy employees is included in item (iii).
(v)	Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $6.5 million and $5.3 million for the three months ended December 31, 2015 and 2014, respectively, and an addition to net interest income of $23.8 million and $21.2 million for the year-ended December 31, 2015 and 2014, respectively.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	December 31,
	2015	2014
Assets
Loans	$9,430,761	$7,465,794
Allowance for loan losses	(81,143)	(76,140)

Net loans	9,349,618	7,389,654

Loans held for sale	589	624
Investment securities:
Available for sale	6,806,949	6,911,936
Held to maturity	667,106	278,054
Trading securities	29,617	27,203
Other securities	65,198	68,474

Total investment securities	7,568,870	7,285,667

Federal funds and resell agreements	173,627	118,105
Interest-bearing due from banks	522,877	1,539,386
Cash and due from banks	458,217	444,299
Bank premises and equipment, net	281,471	257,835
Accrued income	90,127	79,297
Goodwill	228,346	209,758
Other intangibles	46,782	43,991
Other assets	373,721	132,344

Total assets	$19,094,245	$17,500,960

Liabilities
Deposits:
Noninterest-bearing demand	$6,306,895	$5,643,989
Interest-bearing demand and savings	7,529,972	6,709,281
Time deposits under $250,000	771,973	636,507
Time deposits of $250,000 or more	483,912	627,082

Total deposits	15,092,752	13,616,859

Federal funds and repurchase agreements	1,818,062	2,025,132
Short-term debt	5,009	—
Long-term debt	86,070	8,810
Accrued expenses and taxes	161,245	180,074
Other liabilities	37,413	26,327

Total liabilities	17,200,551	15,857,202

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,019,889	894,602
Retained earnings	1,033,990	963,911
Accumulated other comprehensive (loss) income	(3,718)	11,006
Treasury stock	(211,524)	(280,818)

Total shareholders’ equity	1,893,694	1,643,758

Total liabilities and shareholders’ equity	$19,094,245	$17,500,960

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest Income
Loans	$88,011	$64,433	$308,325	$245,278
Securities:
Taxable interest	18,858	19,338	75,327	76,204
Tax-exempt interest	11,756	9,759	43,598	39,209

Total securities income	30,614	29,097	118,925	115,413
Federal funds and resell agreements	320	93	697	259
Interest-bearing due from banks	595	510	2,356	2,525
Trading securities	75	85	378	396

Total interest income	119,615	94,218	430,681	363,871

Interest Expense
Deposits	3,836	3,076	14,269	12,242
Federal funds and repurchase agreements	396	323	1,785	1,616
Other	929	(95)	2,560	(42)

Total interest expense	5,161	3,304	18,614	13,816

Net interest income	114,454	90,914	412,067	350,055
Provision for loan losses	5,000	3,000	15,500	17,000

Net interest income after provision for loan losses	109,454	87,914	396,567	333,055

Noninterest Income
Trust and securities processing	62,194	69,072	262,056	288,054
Trading and investment banking	5,559	4,840	20,218	19,398
Service charges on deposits	21,631	21,480	86,460	85,299
Insurance fees and commissions	894	765	2,530	3,011
Brokerage fees	3,005	2,595	11,753	10,761
Bankcard fees	17,369	17,321	69,211	67,250
Gains on sale of securities available for sale, net	1,998	62	10,402	4,127
Equity (loss) earnings on alternative investments	(5,189)	(4,487)	(12,188)	3,975
Other	5,138	3,600	16,012	16,813

Total noninterest income	112,599	115,248	466,454	498,688

Noninterest Expense
Salaries and employee benefits	103,617	90,115	406,472	358,569
Occupancy, net	11,791	10,312	43,861	40,197
Equipment	16,723	14,618	63,533	53,609
Supplies, postage and telephone	4,280	5,403	18,579	20,411
Marketing and business development	6,816	7,182	23,730	24,148
Processing fees	13,096	13,496	51,328	56,049
Legal and consulting	7,447	7,907	26,390	20,407
Bankcard	5,301	6,812	20,288	19,594
Amortization of other intangibles	3,283	2,974	12,090	12,193
Regulatory fees	3,320	2,643	12,125	10,445
Contingency reserve	—	—	—	20,272
Other	6,406	4,935	25,340	29,786

Total noninterest expense	182,080	166,397	703,736	665,680
Income before income taxes	39,973	36,765	159,285	166,063
Income tax provision	10,330	9,825	43,212	45,408

Net income	$29,643	$26,940	$116,073	$120,655

Per Share Data
Net income - basic	$0.61	$0.60	$2.46	$2.69
Net income – diluted	0.60	0.59	2.44	2.65
Dividends	0.245	0.235	0.950	0.910
Weighted average shares outstanding - basic	48,630,195	44,920,106	47,126,252	44,844,578
Weighted average shares outstanding - diluted	49,066,566	45,465,760	47,579,334	45,445,283

Consolidated Statements of Comprehensive (Loss) Income	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net Income	$29,643	$26,940	$116,073	$120,655
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities:
Change in unrealized holding (losses) gains, net	(46,682)	14,991	(13,393)	74,147
Less: Reclassifications adjustment for gains included in net income	(1,998)	(62)	(10,402)	(4,127)

Net unrealized holding (losses) gains	(48,680)	14,929	(23,795)	70,020
Change in unrealized losses on derivatives	(10)	—	(10)	—

Income tax benefit (expense)	18,442	(5,750)	9,081	(26,374)

Other comprehensive (loss) income	(30,248)	9,179	(14,724)	43,646

Comprehensive (loss) income	$(605)	$36,119	$101,349	$164,301

Consolidated Statements of Shareholders’ Equity				UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	(Loss) Income	Stock	Total
Balance - January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total comprehensive income	—	—	120,655	43,646	—	164,301
Cash dividends ($0.91 per share)	—	—	(41,374)	—	—	(41,374)
Purchase of treasury stock	—	—	—	—	(5,741)	(5,741)
Issuance of equity awards	—	(2,338)	—	—	2,827	489
Recognition of equity based compensation	—	9,172	—	—	—	9,172
Net tax benefit related to equity compensation plans	—	1,880	—	—	—	1,880
Sale of treasury stock	—	596	—	—	340	936
Exercise of stock options	—	2,885	—	—	5,145	8,030

Balance – December 31, 2014	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758

Balance - January 1, 2015	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758
Total comprehensive income	—	—	116,073	(14,724)	—	101,349
Cash dividends ($0.95 per share)	—	—	(45,994)	—	—	(45,994)
Purchase of treasury stock	—	—	—	—	(8,457)	(8,457)
Issuance of equity awards	—	(3,278)	—	—	3,737	459
Recognition of equity based compensation	—	10,292	—	—	—	10,292
Net tax benefit related to equity compensation plans	—	944	—	—	—	944
Sale of treasury stock	—	611	—	—	445	1,056
Exercise of stock options	—	4,083	—	—	6,467	10,550
Common stock issuance for Acquisition	—	112,635	—	—	67,102	179,737

Balance – December 31, 2015	$55,057	$1,019,889	$1,033,990	$(3,718)	$(211,524)	$1,893,694

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$9,199,961	3.80%	$7,320,930	3.49%
Securities:
Taxable	4,704,102	1.59	5,006,800	1.53
Tax-exempt	2,670,130	2.71	2,148,256	2.77

Total securities	7,374,232	2.00	7,155,056	1.91
Federal funds and resell agreements	117,005	1.09	73,821	0.50
Interest-bearing due from banks	662,036	0.36	571,921	0.35
Trading securities	27,439	1.29	29,019	1.46

Total earning assets	17,380,673	2.88	15,150,747	2.61
Allowance for loan losses	(78,906)		(77,527)
Other assets	1,453,790		1,158,402

Total assets	$18,755,557		$16,231,622

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$8,528,207	0.18%	$7,446,164	0.16%
Federal funds and repurchase agreements	1,305,939	0.12	1,535,253	0.08
Borrowed funds	88,862	4.15	7,021	(5.37)

Total interest-bearing liabilities	9,923,008	0.21	8,988,438	0.15
Noninterest-bearing demand deposits	6,734,309		5,403,856
Other liabilities	185,586		187,359
Shareholders’ equity	1,912,654		1,651,969

Total liabilities and shareholders’ equity	$18,755,557		$16,231,622

Net interest spread		2.67%		2.46%
Net interest margin		2.76		2.52

	Year Ended December 31,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$8,425,107	3.66%	$6,975,338	3.52%
Securities:
Taxable	4,823,710	1.56	4,898,826	1.56
Tax-exempt	2,473,811	2.72	2,122,822	2.84

Total securities	7,297,521	1.95	7,021,648	1.94
Federal funds and resell agreements	76,108	0.92	48,869	0.53
Interest-bearing due from banks	664,752	0.35	843,134	0.30
Trading securities	32,725	1.46	32,189	1.46

Total earning assets	16,496,213	2.75	14,921,178	2.58
Allowance for loan losses	(77,899)		(76,459)
Other assets	1,368,128		1,154,174

Total assets	$17,786,442		$15,998,893

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$8,150,588	0.18%	$7,494,744	0.16%
Federal funds and repurchase agreements	1,590,776	0.11	1,535,038	0.11
Borrowed funds	59,174	4.33	6,059	(0.69)

Total interest-bearing liabilities	9,800,538	0.19	9,035,841	0.15
Noninterest-bearing demand deposits	5,927,702		5,196,529
Other liabilities	252,346		166,758
Shareholders’ equity	1,805,856		1,599,765

Total liabilities and shareholders’ equity	$17,786,442		$15,998,893

Net interest spread		2.56%		2.43%

FOURTH QUARTER 2015
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2015	2014
Net interest income	$412,067	$350,055
Provision for loan losses	15,500	17,000
Noninterest income	466,454	498,688
Noninterest expense	703,736	665,680
Income before income taxes	159,285	166,063
Net income	116,073	120,655
Net income per share - Basic	2.46	2.69
Net income per share - Diluted	2.44	2.65
Return on average assets	0.65%	0.75%
Return on average equity	6.43%	7.54%

Three Months Ended December 31
Net interest income	$114,454	$90,914
Provision for loan losses	5,000	3,000
Noninterest income	112,599	115,248
Noninterest expense	182,080	166,397
Income before income taxes	39,973	36,765
Net income	29,643	26,940
Net income per share - Basic	0.61	0.60
Net income per share - Diluted	0.60	0.59
Return on average assets	0.63%	0.66%
Return on average equity	6.15%	6.47%

At December 31
Assets	$19,094,245	$17,500,960
Loans, net of unearned interest	9,430,761	7,465,794
Securities	7,568,870	7,285,667
Deposits	15,092,752	13,616,859
Shareholders’ equity	1,893,694	1,643,758
Book value per share	38.34	36.10
Market price per share	46.55	56.89
Equity to assets	9.92%	9.39%
Allowance for loan losses	$81,143	$76,140
As a % of loans	0.86%	1.02%
Nonaccrual and restructured loans	$61,152	$27,382
As a % of loans	0.65%	0.37%
Loans over 90 days past due	$7,324	$3,830
As a % of loans	0.08%	0.05%
Other real estate owned	$3,307	$394
Net loan charge-offs quarter-to-date	$1,886	$4,176
As a % of average loans	0.08%	0.23%
Net loan charge-offs year-to-date	$10,497	$15,610
As a % of average loans	0.12%	0.22%
Common shares outstanding	49,396,366	45,532,188

Average Balances Year Ended December 31
Assets	$17,786,442	$15,998,893
Loans, net of unearned interest	8,425,107	6,975,338
Securities	7,330,246	7,053,837
Deposits	14,078,290	12,691,273
Shareholders’ equity	1,805,856	1,599,765
Net interest margin	2.64	2.49

Business Segment Information			UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended December 31, 2015
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$96,658	$16,028	$—	$1,768	$114,454
Provision for loan losses	2,997	2,003	—	—	5,000
Noninterest income	46,400	22,802	20,880	22,517	112,599
Noninterest expense	116,710	27,887	18,636	18,847	182,080

Income before taxes	23,351	8,940	2,244	5,438	39,973
Income tax expense	6,016	2,325	583	1,406	10,330

Net income	$17,335	$6,615	$1,661	$4,032	$29,643

Average assets	$14,494,000	$3,183,000	$64,000	$1,015,000	$18,756,000

	Three Months Ended December 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$75,861	$14,003	$1	$1,049	$90,914
Provision for loan losses	1,617	1,383	—	—	3,000
Noninterest income	42,380	21,479	29,212	22,177	115,248
Noninterest expense	96,803	26,473	23,183	19,938	166,397

Income before taxes	19,821	7,626	6,030	3,288	36,765
Income tax expense	5,427	1,967	1,559	872	9,825

Net income	$14,394	$5,659	$4,471	$2,416	$26,940

Average assets	$12,323,000	$2,949,000	$72,000	$888,000	$16,232,000

	Year Ended December 31, 2015
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$348,701	$58,288	$2	$5,076	$412,067
Provision for loan losses	8,541	6,959	—	—	15,500
Noninterest income	188,444	91,326	95,097	91,587	466,454
Noninterest expense	446,656	106,016	71,413	79,651	703,736

Income before taxes	81,948	36,639	23,686	17,012	159,285
Income tax expense	22,127	10,043	6,490	4,552	43,212

Net income	$59,821	$26,596	$17,196	$12,460	$116,073

Average assets	$13,706,000	$3,044,000	$68,000	$968,000	$17,786,000

	Year Ended December 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$292,356	$52,251	$(3)	$5,451	$350,055
Provision for loan losses	9,175	7,825	—	—	17,000
Noninterest income	194,223	84,478	131,225	88,762	498,688
Noninterest expense	404,203	93,915	92,048	75,514	665,680

Income before taxes	73,201	34,989	39,174	18,699	166,063
Income tax expense	24,095	7,791	10,093	3,429	45,408

Net income	$49,106	$27,198	$29,081	$15,270	$120,655

Average assets	$12,099,000	$2,456,000	$72,000	$1,372,000	$15,999,000